EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Sound Financial Inc (the “Company”) that the Quarterly Report of the Company on Form 10-QSB for the period ended September 30, 2007, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods presented in the financial statements included in such report.

December 21, 2007                                                         By:   /s/  Laura Lee Stewart
                   Laura Lee Stewart
                   President and Chief Executive Officer

December 21, 2007                                                        By:   /s/  Matthew P. Deines
                   Matthew P. Deines
                   Executive Vice President and Chief Financial Officer